UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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SCHOLASTIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 557 Broadway, New York, New York on Wednesday, September 23, 2009, at 9:00 a.m., local time, for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing eight directors to the Board of Directors

Matters to be voted upon by holders of the Common Stock

1.	Electing two directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 31, 2009 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;

•	via telephone by calling the toll free number on your proxy card; or

•	by returning the enclosed proxy card.

By order of the Board of Directors

Andrew S. Hedden
Secretary
August 14, 2009

Important Notice Regarding Availability of Proxy Materials
for the 2009 Annual Meeting of Stockholders to Be Held on September 23, 2009

This Proxy Statement and the Annual Report to Stockholders are available at
http://bnymellon.mobular.net/bnymellon/schl

SCHOLASTIC CORPORATION
557 Broadway
New York, New York 10012-3999

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 23, 2009

SOLICITATION OF PROXIES

General Information

          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 557 Broadway, New York, New York at 9:00 a.m., local time, on Wednesday, September 23, 2009, and at any adjournments thereof.

          The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2009 Annual Report on Form 10-K is a part) in connection with the Annual Meeting. This year, the Company is pleased to be using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy by mail by following the instructions in the notice. In addition, the notice contains instructions for electing to receive proxy materials over the Internet or by mail in future years.

          Shares represented by each proxy properly submitted, either by mail, the Internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date;

•	providing subsequent telephone or Internet voting instructions; or

•	voting in person at the Annual Meeting.

          Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012-3999.

If no instructions are specified, your shares will be voted:

•	FOR the election of the directors indicated; and

•	in the discretion of the proxy holders, if any other matter properly comes before the Annual Meeting.

          This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009 (the “Annual Report”), are being mailed to those stockholders who are not receiving the notice concerning internet availability on or about August 14, 2009.

          SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of the stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have Internet access to separate proxy cards.

          If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012, telephone: (212) 343-6100.

          Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of Internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

          The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The

Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

          Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 31, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 34,715,626 shares of Common Stock outstanding.

          The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three nor more than 15 directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of the shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

          Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of eight members of the Board and the holders of the Common Stock will vote on the election of two members of the Board. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

          The vote required for the election of directors is specified in the description of such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote. Under the Company’s Bylaws, for the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before the holders of Common Stock is the election of two directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

Principal Holders of Class A Stock and Common Stock

          The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

	Class A Stock		Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class

Richard Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	2,759,450	100%	5,843,605	(3)	15.5%
Barbara Robinson Buckland c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,500,362		7.1%
Mary Sue Robinson Morrill c/o Scholastic Corporation 557 Broadway New York, NY 10012	765,296	46.2%	3,255,568	(4)	9.2%
William W. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,598,685	(5)	7.4%
Florence Robinson Ford c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,492,847		7.0%
Andrew S. Hedden c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,333,712	(6)	6.6%
Trust under the Will of Maurice R. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,331,712		6.6%
Trust under the Will of Florence L. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	116,676	7.0%	466,676		1.3%

	Class A Stock		Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	—	—	4,590,859	(7)	13.2%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	—	—	3,213,653	(8)	9.3%
Tradewinds Global Investors, LLC 2049 Century Park East, 20th Floor Los Angles, CA 90067	—	—	2,138,637	(9)	6.2%

(1)

Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, Barbara Robinson Buckland, Florence Robinson Ford, Mary Sue Robinson Morrill and William W. Robinson, all of whom are siblings of Richard Robinson, and Andrew S. Hedden, a director and executive officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock by the following persons was: Richard Robinson—1,994,154 shares (sole voting and investment power), which includes 1,103,250 shares issuable under options to purchase Class A Stock (“Class A Options”) exercisable by Mr. Robinson within 60 days, and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden—648,620 (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)

The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock (including the 1,103,250 shares issuable under Class A Options exercisable within 60 days, in the case of Mr. Robinson) into shares of Common Stock. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock by the following holders was: Richard Robinson—2,998,411 shares (sole voting and investment power), which includes the 1,103,250 shares under Class A Options exercisable within 60 days held by Mr. Robinson, and 2,845,194 shares (shared voting and investment power); Barbara Robinson Buckland—168,650 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Mary Sue Robinson Morrill—3,255,568 shares (shared voting and investment power); William W. Robinson—205,045 shares (sole voting and investment power) and 2,393,640 shares (shared voting and investment power); Florence Robinson Ford—161,135 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Andrew S.

Hedden—2,000 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Maurice R. Robinson Trust—2,331,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).

(3)

Includes 2,759,450 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,103,250 shares issuable under the Class A Options) described in Notes 1 and 2 above; 601,967 shares of Common Stock held directly by Richard Robinson; 140,000 shares of Common Stock held subject to a variable pre-paid forward stock sale (the “VPF”) which allows Mr. Robinson, at an agreed upon future delivery date, to elect to retain these shares and settle the VPF with cash rather than selling the shares; 255,850 shares of Common Stock under options exercisable by Mr. Robinson within 60 days; 6,440 shares of Common Stock with respect to which Mr. Robinson had voting rights at May 31, 2009 under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 7,594 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for one of his sons; 4,212 shares of Common Stock owned directly by his sons; and 35,000 shares of Common Stock owned by the Richard Robinson Charitable Fund. Of the shares held directly by Mr. Robinson, 600,000 shares are pledged to a bank as collateral for a personal loan.

(4)	Does not include an aggregate of 208,896 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee, as to which Ms. Morrill disclaims beneficial ownership.

(5)	Does not include 15,430 shares of Common Stock held under trusts for which Mr. William Robinson’s spouse is a trustee, as to which Mr. Robinson disclaims beneficial ownership.

(6)

Includes 2,000 shares of Common Stock held directly by Mr. Hedden, 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust and 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust, of which he is a trustee. Does not include 7,000 unvested stock units held under the Scholastic Corporation 2001 Stock Incentive Plan.

(7)

The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G, dated February 13, 2009, filed with the SEC. These shares are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser with the sole power to direct investments with regard to all such shares and the sole power to vote 402,224 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(8)

The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G, dated February 9, 2009, filed with the SEC. Dimensional Fund serves as investment adviser to four investment companies and as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). The Funds own these shares, and in its role as investment advisor or manager, Dimensional Fund has the sole power to vote and direct investments with regard to all such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional Fund is deemed to be a beneficial owner of such shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.

(9)

The information for Tradewinds Global Investors, LLC (“Tradewinds Funds”) is derived from a schedule 13G, dated February 11, 2009, filed with the SEC. These shares are owned by various individuals and institutional investors as to which Tradewinds Funds serves as investment advisor with the sole power to direct investments with regard to all such shares and the sole power to vote 1,867,669 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Tradewinds Funds is deemed to be a beneficial owner of these shares; however, Tradewinds Funds expressly disclaims that it is, in fact, the beneficial owner of such shares.

Change of Control Arrangement for Certain Class A Stockholders

          Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson shall have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust shall have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson shall be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of the Company’s equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2009, the Company believes its directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during such fiscal year, with the exception of a Form 4, which was not timely filed by Richard Robinson, to report the termination on February 4, 2009 of a five-year variable prepaid forward stock sale contract entered into in February 2004. The report was filed by Mr. Robinson on February 26, 2009, promptly after the omission was discovered.

Share Ownership of Management

          On the Record Date, each director, each Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as follows:

	Class A Stock			Common Stock

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Directors
Richard Robinson	2,759,450	(2)	100%	5,843,605	(3)	15.5%
James W. Barge	—		—	8,400	(4)	*
Ramon C. Cortines	—		—	26,974	(5)	*
John L. Davies	—		—	50,400	(6)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,333,712	(7)	6.6%
Mae C. Jemison	—		—	57,404	(8)	*
Peter M. Mayer	—		—	85,900	(9)	*
John G. McDonald	—		—	57,404	(8)	*
Augustus K. Oliver	—		—	61,674	(10)	*
Richard M. Spaulding	—		—	222,073	(11)	*
Named Executive Officers
Richard Robinson	2,759,450	(2)	100%	5,843,605	(3)	15.5%
Maureen O’Connell	—		—	114,293	(12)	*
Judith Newman	—		—	253,771	(13)	*
Margery Mayer	—		—	307,784	(14)	*
Cynthia Augustine	—		—	18,750	(15)	*
Devereux Chatillon	—		—	20,938	(16)	*
All directors and executive officers as a group (14 persons)	2,759,650	(2)	100%	7,110,432	(17)	18.0%

*	Less than 1.0%

(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.

(2)

See the information with respect to Richard Robinson and Andrew Hedden under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)	See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above.

(4)

Includes 1,200 shares of Common Stock held directly by Mr. Barge, 6,000 shares of Common Stock under options exercisable by him within 60 days and 1,200 shares underlying restricted stock units scheduled to vest within 60 days under the Scholastic Corporation 2007 Outside Director Stock Incentive Plan (the “2007 Plan”), as more fully described herein.

(5)

Includes 1,774 shares of Common Stock held directly by Mr. Cortines, 24,000 shares of Common Stock under options exercisable by him within 60 days and 1,200 restricted stock units scheduled to vest within 60 days under the 2007 Plan.

(6)

Includes 1,200 shares of Common Stock held directly by Mr. Davies, 48,000 shares of Common Stock under options exercisable by Mr. Davies within 60 days and 1,200 shares underlying restricted stock units scheduled to vest within 60 days under the 2007 Plan.

(7)	See the information with respect to Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above.

(8)

Includes 2,204 shares of Common Stock held directly by such director, 54,000 shares of Common Stock under options exercisable by such director within 60 days and 1,200 restricted stock units scheduled to vest within 60 days under the 2007 Plan.

(9)

Includes 29,700 shares of Common Stock held directly by Mr. Mayer, 1,000 shares held through a pension plan in which he has an interest, 54,000 shares under options exercisable by him within 60 days and 1,200 restricted stock units scheduled to vest within 60 days under the 2007 Plan.

(10)

Includes 6,474 shares of Common Stock held directly by Mr. Oliver, 54,000 shares of Common Stock under options exercisable by Mr. Oliver within 60 days and 1,200 restricted stock units scheduled to vest within 60 days under the 2007 Plan.

(11)

Includes 178,383 shares of Common Stock held directly by Mr. Spaulding, 42,490 shares under options exercisable by him within 60 days and 1,200 restricted stock units scheduled to vest within 60 days under the 2007 Plan.

(12)

Includes 1,018 shares held directly by Ms. O’Connell, 25 shares owned by Ms. O’Connell’s minor son, 110,750 shares under options exercisable by her within 60 days and 2,500 shares underlying restricted stock units scheduled to vest within 60 days under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”). Does not include 9,531 unvested RSUs held under the Management Stock Purchase Plan (the “MSPP”) or 25,500 unvested restricted stock units held under the 2001 Plan.

(13)

Includes 1,124 shares of Common Stock held directly by Ms. Newman, 238,350 shares under options exercisable by her within 60 days, 4,850 shares underlying restricted stock units scheduled to vest within 60 days under the 2001 Plan and 9,447 shares underlying RSUs vested or vesting within 60 days held under the MSPP. Does not include 2,267 unvested RSUs held under the MSPP or 18,200 unvested restricted stock units held under the 2001 Plan.

(14)

Includes 22,097 shares of Common Stock held directly by Ms. Mayer, 281,790 shares under options exercisable by her within 60 days, 2,500 shares underlying restricted stock units scheduled to vest within 60 days under the 2001 Plan and 1,397 shares underlying RSUs vested or vesting within 60 days held under the MSPP. Does not include 1,106 unvested RSUs held under the MSPP or 16,500 unvested restricted stock units held under the 2001 Plan.

(15)

Includes 18,750 shares under options exercisable by Ms. Augustine within 60 days. Does not include 3,074 unvested RSUs held under the MSPP or 7,000 unvested restricted stock units held under the 2001 Plan.

(16)

Ms. Chatillon is no longer an employee of the Company. See “Compensation Discussion and Analysis—Devereux Chatillon Severance Agreement.” Includes 1,188 shares of Common Stock held directly by Ms. Chatillon and 19,750 shares under options exercisable by her within 60 days. Does not include 2,564 unvested RSUs held under the MSPP.

(17)

Includes 851,345 shares of Common Stock held directly, an aggregate of 1,241,980 shares of Common Stock under options exercisable by members of the group within 60 days, an aggregate of 10,844 shares underlying RSUs vested or vesting within 60 days held under the MSPP, an aggregate of 6,440 shares with respect to which members of the group had voting rights at May 31, 2009 under the 401(k) Plan, an aggregate of 19,450 shares underlying restricted stock units vesting within 60 days held under the 2001 Plan and an aggregate of 2,759,650 shares of Common Stock issuable on conversion of Class A Stock (including 1,103,250 shares issuable under Class A Options exercisable within 60 days). Does not include an aggregate of 19,538 unvested RSUs held under the MSPP or an aggregate of 74,200 unvested restricted stock units held under the 2001 Plan.

Compensation Committee Interlocks and Insider Participation

          No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2009 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which one of the Company’s executive officers serves on the board of directors.

Human Resources and Compensation Committee Report

          The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009.

          The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report:

John L. Davies, Chairperson Ramon C. Cortines Peter M. Mayer John G. McDonald

COMPENSATION DISCUSSION AND ANALYSIS

          The Company’s compensation programs for its executive officers and other senior management are administered by the HRCC, which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain a compensation system that fosters the short-term and long-term goals of the Company and its shareholders.

          The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and financial performance. They have been developed with the assistance of the Human Resources Department, as well as independent consultants. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees—Human Resources and Compensation Committee” and “Corporate Governance—HRCC and SGC Procedures” in “Matters submitted to Stockholders—Election of Directors,” below.

          The HRCC regularly reviews the Company’s compensation programs and considers methods to increasingly tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively

•

The Company’s goal is to provide a competitive framework, taking into account the financial position and performance of the Company, individual contributions, teamwork, divisional contributions and the external market in which the Company competes for executive talent.

•	The Company, through competitive compensation policies, can foster the continued development of the Company’s operating segments, which in turn builds stockholder value.

•	In determining the compensation of its executive officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.

•

The Company reviews the executive compensation of a broad group of companies in the publishing, media and education industries for comparative purposes. The companies included in the compensation peer group were selected based upon several criteria, including size of company by revenues, relevant industry and other factors.

Pay for Performance

•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each executive officer and the financial performance of the Company.

•

As applicable to business unit executives, the performance of a specific business unit for which an executive is responsible may also be used to create a link between the achievement of divisional financial goals and the overall financial performance of the Company.

Executives as Stockholders

•

The Company’s compensation practices are also designed to link a portion of each executive officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards.

Peer Group Analysis

          The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included but were not limited to the following: Amazon.com Inc., Career Education Corporation, Meredith Corporation, The McGraw-Hill Companies, Inc., Pearson plc., School Specialty Inc., E. W. Scripps Company, The Washington Post Company and John Wiley & Sons, Inc. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys, provided by its compensation consultants, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

          The following table provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this table.

Compensation Element	Objective		Key Features

Fixed

Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•

Base salary is determined taking into account several factors, including individual job performance, salary history, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more risky business ventures, such as new product development, or positions that require considerable creative talent or creative marketing capability or the management of those providing such creative content or marketing.

Compensation Element	Objective		Key Features

Variable

Annual Performance-based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals for the year	•

Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance which, in the case where the executive officer is responsible for an operating unit of the Company, may also include business unit performance.

Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which vest ratably over four years, producing value for executives and employees only if the Common Stock price increases over the exercise price.

•

Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a four year period, serving as a retention tool as well as increasing stock ownership.

Other Equity-based Incentives and Benefit Plans	•	To attract and retain highly qualified executives	•	The Company’s executives participate in the 401(k) Plan on the same terms as all employees.

			•	The ESPP provides for the purchase of Common Stock at a 15% discount.

			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units (“RSUs”) at a 25% discount.

Base Salary

          Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, including individual job performance, salary history, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more risky business ventures, such as new product development, or positions that require considerable creative talent or creative marketing capability or the management of those providing such creative content or marketing.

          Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in either July or September and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. The HRCC determined that most members of senior management, including the Chief Executive Officer and certain of the Named Executive Officers, would not receive a base salary increase during fiscal 2009 based on the current difficult economic climate, with the exception of Ms. O’Connell and Ms. Newman, who received performance merit increases of 7.7% and 6.7%, respectively.

Annual Performance-based Cash Bonus Awards

          The HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case where the Named Executive Officer is responsible for an operating unit of the Company, may also include business unit performance, through the use of annual bonus awards. In addition to Company and business unit performance, individual performance goals were also used in respect of the fiscal year ended May 31, 2009. In setting financial and operating performance targets, which are established early in the fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit or function. In each case, whether considering the Company as a whole or an executive’s business unit or function, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s or business unit’s financial performance. As shown below, the objective of the annual bonus element of compensation has been to align the interests of senior management and the Named Executive Officers with the Company’s financial, operating and strategic goals for the year and in the case of fiscal 2009, other than with respect to the Chief Executive Officer, to encourage and reward the achievement of individual goals. In the context of the Company’s key financial and operating goals for fiscal 2010, the emphasis for the annual bonus awards will be focused on overall Company performance as further described below under “MIP Revisions and Fiscal 2010 Targets.”

          Potential bonus awards for executive officers, including the Named Executive Officers, are set and determined under the Company’s Management Incentive Program (“MIP”) or under the Executive Performance Incentive Plan (“EPIP”), which is designed to be exempt from the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) as discussed below under “Regulatory Considerations.” The Company retains the discretion to increase or decrease the total bonus paid to an executive (other than to participants in the EPIP, including Mr. Robinson and Ms. O’Connell, as to whom only discretion to decrease the total bonus is retained) by up to 100% of the achieved target and, upon the recommendation of the Chief Executive Officer, to reflect certain other Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness, demonstration of the achievement of certain cross-departmental company goals, and individual performance both recently and over the term of employment by the Company.

Fiscal 2009 Targets

          On July 22, 2008, the HRCC set the fiscal 2009 annual bonus targets for executive officers and senior management, including the Named Executive Officers, based on the overall results of the Company.

          For bonuses to be paid, certain threshold targets had to be met in order to trigger the funding of the corporate bonus pool to be allocated. These measures included targets based on (i) operating income as reported in the Company’s audited financial statements (“Operating Income Target”) and (ii) free cash flow defined for purposes of determining the bonus pool as net cash provided by the Company's continuing operating activities less spending for capital expenditures and pre-publication and pre-production costs (“Free Cash Flow Target”). During fiscal 2009, the Company made the decision to sell or shut down certain of its operations and the financial results for those operations, which do not affect the Operating Income and Free Cash Flow Targets for purposes of bonus determinations, have been reported as discontinued operations for fiscal 2009 (please refer to Note 2 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data” of the Company’s Annual Report).

Bonus Potentials for Fiscal 2009

          For each of the Named Executive Officers, individual bonus potentials for fiscal 2009 were dependent upon the achievement of Company or business unit targets as indicated in the table below, with the potential bonus payout for each executive ranging from 0% to 187.5% of the target amount.

Funding Metrics	Corporate Pool*

Named Executive	Corporate Operating Income%	Division Operating Profit%

Richard Robinson	100	0
Maureen O’Connell	100	0
Judith Newman	50	50
Margery Mayer	50	50
Cynthia Augustine	100	0

*	The threshold corporate pool funding measures included achievement of the Operating Income Target (75%) and Free Cash Flow Target (25%).

          For fiscal 2009, the Company did not meet the Operating Income Target, but did meet the Free Cash Flow Target. Accordingly, the threshold for bonus payout based on Operating Income was not achieved, while the threshold for Free Cash Flow provided by continuing operating activities was achieved, resulting in the funding of the corporate bonus pool at a level of 21.5% of the targeted amount. In addition, a small discretionary pool was approved by the HRCC to be added to the available bonus pool for distribution based on business unit and/or individual performance. Bonus amounts paid to the Named Executive Officers under the MIP or EPIP are listed in the table below. Ms. Chatillon, also a Named Executive Officer for purposes of the Summary Compensation Table, did not receive a bonus or payout under the MIP or EPIP, as she was no longer employed by the Company as of the date required for her to be eligible for a bonus.

          The table below shows the bonuses of the Named Executive Officers for fiscal 2009.

Named Executive	Fiscal 2009 Bonus amount	Bonus payout as a percentage of base salary

Richard Robinson	$154,182	17.7%
Maureen O’Connell	$134,400	19.2%
Judith Newman	$55,509	8.9%
Margery Mayer	$96,277	15.6%
Cynthia Augustine	$34,236	8.1%

MIP Revisions and Fiscal 2010 Targets

          As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance as well as certain other indicators of performance. With respect to fiscal 2010, the HRCC has set the performance targets primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2010 operating plan. A corporate bonus pool will be funded based upon the achievement of the Corporate Operating Income target and the bonuses for all of the Named Executive Officers will be solely based on achievement of that corporate metric up to the target amount. Operating Income is operating income as reported in the Company’s audited financial statements after excluding one-time charges. Assuming the Corporate Operating Income target is met, the corporate bonus pool will then be proportionally divided based on Corporate Operating Income and Division Operating Profit in accordance with the table below.

Funding Metrics	Corporate Operating Income Less than target		Corporate Operating Income Greater than target

Participants	Corporate Operating Income	Division Operating Profit	Corporate Operating Income	Division Operating Profit

Named Executive Officers (Business)	100%	0%	60%	40%
Named Executive Officers (Staff)	100%	0%	100%	0%

          To the extent the Corporate Operating Income target is exceeded, the bonus pool may be increased to fund up to a maximum of 200% of the target amount for the bonus pool. While individual payouts can be adjusted based on individual performance, in no case can the sum of all individual payouts exceed the total of the available corporate bonus pool. Also, if the corporate bonus pool is not funded by at least 25% of its target amount, a discretionary pool may, if determined by the HRCC, be funded within the range of 20-25% of the actual funding to be used for retention purposes for the top 10-20% highest performing employees.

Long-Term Incentive Compensation

          The Stock Grant Committee of the Board (the “SGC”), which is comprised solely of independent directors as defined by NASDAQ rules, each of whom is also a member of the HRCC, determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to executive officers and senior management as well as other eligible employees.

The practice of the SGC is to consider:

•

Annual equity grants to key employees, including the Named Executive Officers and other executive officers and members of senior management, at its regularly scheduled meeting in either July or September.

•	Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

          Equity awards are made under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”), which provides for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. As a result of a review of its equity-based incentive award practices in fiscal 2005, the HRCC determined that it would be advisable to consider the award of restricted stock units in combination with stock options in appropriate cases. This determination reflected the desire to maintain a strong long-term equity component in executive compensation, to reduce the number of equity units required to provide such component and to adjust compensation practices appropriately in light of the adoption by the Company of Statement of Financial Accounting Standards 123R (“FAS 123R”), which requires companies to recognize the compensation cost related to “share-based payment transactions,” like stock options, in their financial statements. Since the 2005 review, the Company has utilized, in part, grants of a combination of stock options and restricted stock units to qualified executives, including the Named Executive Officers. To date, only non-qualified stock options and restricted stock units have been granted under the 2001 Plan.

Options to Purchase Common Stock and Restricted Stock Units

          Equity grants made during fiscal 2009 to executive officers and senior management, including the Named Executive Officers, were determined by the SGC based upon the compensation objectives of the HRCC, as discussed above, and informed by the evolving nature of executive compensation practices.

          In determining the size of the equity grants for the Named Executive Officers, the SGC considered numerous factors, including:

•	the level of responsibility of the individual;

•	the individual’s job performance and ability to influence corporate results;

•	the number of stock options and restricted stock units previously granted to that individual;

•	the cost to the Company under FAS 123R and the related effect of equity grants on earnings per share dilution; and

•	competitive market practices.

          During fiscal 2009, the SGC granted equity-based awards which were comprised of a mix of stock options and restricted stock units. Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the market price of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Also, through vesting and forfeiture provisions, stock options create incentives for executive officers and senior management to remain with the Company. Stock options granted in fiscal 2009 to executive officers and senior management, including the Named Executive Officers, vest in 25% annual installments beginning on the first anniversary of the grant date, subject to minimum annual vesting of 1,000 shares, and expire after ten years.

          On July 21, 2009, the HRCC approved amended restricted stock unit guidelines (the “Stock Unit Guidelines”) for the issuance of restricted stock units under the 2001 Plan. The Stock Unit Guidelines have been amended to remove the acceleration of vesting of restricted stock units upon a participant’s involuntary termination and also to remove the provision for “Termination with Good Reason” from the Stock Unit Guidelines. Additionally, the 2001 Plan and the Stock Unit Guidelines, as applicable, were amended (i) to provide that a participant qualifies for “retirement” if such person is age 55 or older and has at least ten years of service, and (ii) to provide, upon retirement, for the continued vesting of stock options and RSUs in accordance with their terms for a period of three years from the date of the participant’s retirement. All of such amendments are to apply on a prospective basis only.

          Restricted stock units convert automatically into shares of Common Stock on a one-to-one basis upon vesting, unless otherwise deferred by the recipient. Twenty-five percent of the restricted stock units received by the Named Executive Officers and other members of senior management vest thirteen months after the date of grant and the remaining seventy-five percent vest in three equal installments annually thereafter on each anniversary of the date of grant. The additional month during the first vesting period facilitates compliance with applicable regulations of the Internal Revenue Service regarding deferred compensation in case the recipient elects to defer receipt of the underlying Common Stock.

          The specific fiscal 2009 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2009 is set forth below in the “Outstanding Equity Awards at May 31, 2009” table. Additionally, the HRCC elected to make long-term incentive compensation grants for fiscal year 2010 at its July meeting and, on July 21, 2009, the SGC granted 21,000 restricted stock units to Ms. O’Connell, 12,000 restricted stock units to each of Ms. Newman and Ms. Mayer and 7,000 restricted stock units to Ms. Augustine. Mr. Robinson received a grant of 250,000 options to buy Common Stock. None of these grants are reflected in either the “Grants of Plan-Based Awards” table or the “Outstanding Equity Awards at May 31, 2009” table because the grants occurred in fiscal 2010 and both of those tables only reflect activity from fiscal 2009 and earlier periods.

Options to Purchase Class A Stock

          In July 2004, the HRCC concluded that Mr. Robinson’s long-term incentive compensation opportunities had been significantly below those made available to the chief executive officers of other companies in the publishing, media and education industries reviewed by the HRCC. As a result of its review of this issue, taking into account Mr. Robinson’s overall compensation, the HRCC adopted the Scholastic Corporation 2004 Class A Stock Incentive Plan (the “Class A Plan”), which was designed to enable the HRCC and the SGC to grant options to Mr. Robinson to acquire Class A Stock (“Class A Options”) and was approved by the Class A Stockholders at the Company’s annual meeting of stockholders held in September 2004. The HRCC concluded that the Class A Plan was in the best interests of the Company and its stockholders since options granted thereunder would, in its opinion, be a significant motivating factor for Mr. Robinson and would also reflect Mr. Robinson’s stated intention to treat any long-term incentive compensation opportunities provided to him under the Class A Plan as a long-term investment in the Company. Mr. Robinson was the only eligible participant in the Class A Plan.

          The exercise price of Class A Options was determined by reference to the market price of the Common Stock on the grant date. Based on advice from independent consultants retained by the HRCC, it was determined by the HRCC that the fair market value of a share of Class A Stock was identical to that of a share of Common Stock. All Class A Options granted to date to Mr. Robinson were part of a long-term incentive compensation program for him to provide for a total of approximately 1,500,000 Class A Options, both as a “catch up” in respect of the level of long-term incentive compensation opportunities provided Mr. Robinson in the past and as an ongoing program based on Mr. Robinson’s continuing performance as the Chief Executive Officer of the Company. All of the option grants vest in equal installments over a four year period commencing on the first anniversary of the grant and expire after ten years, which is identical to the Common Stock option grants described above for other executive officers. The final grant in the program, which was made to Mr. Robinson in fiscal 2009, is set forth in the “Grants of Plan-based Awards Table,” and information regarding the equity awards held by Mr. Robinson as of the end of fiscal 2009 is set forth in the “Outstanding Equity Awards at May 31, 2009” table.

          The chart below reflects the options to purchase Class A Stock granted to Mr. Robinson under the foregoing program.

Date of Grant	Number of options granted	Exercise Price

9/20/2004	333,000	$29.49
9/21/2005	333,000	$36.41
9/20/2006	333,000	$30.08
9/19/2007	250,000	$36.21
9/24/2008	250,000	$27.93

Total	1,499,000

Other Equity-based Incentives

          The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including executive officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each fiscal quarter. None of the Named Executive Officers are currently participating in the ESPP.

          Under the MSPP, which was adopted in 1999, in order to provide an additional incentive for senior executives to invest in the Common Stock through the use of their cash bonuses, eligible members of senior management may use their annual cash bonus payments on a tax-deferred basis to make equity investments in the Company at a discounted purchase price. With respect to fiscal 2009, senior management participants were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire RSUs at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2009. The deferral period chosen by the participants may not be less than the three-year vesting period for the RSUs, which are converted into shares of Common Stock on a one-to-one basis upon expiration of the deferral period. During fiscal 2009, ten members of senior management had elected to participate in the MSPP.

          The chart below illustrates the Named Executive’s allocation of his or her bonus to the MSPP for fiscal 2009.

Named Executive	Fiscal 2009 Bonus amount	Percent of allocation to the MSPP for fiscal 2009 bonus	Dollar amount of bonus to be used for the purchase of RSUs on 9/1/09

Richard Robinson	$154,182	100%	$154,182
Maureen O’Connell	$134,400	33%	$44,352
Judith Newman	$55,509	10%	$5,551
Margery Mayer	$96,277	5%	$4,814
Cynthia Augustine	$34,236	30%	$10,271

Devereux Chatillon Severance Agreement

          On November 30, 2008, the Company entered into a severance agreement with Devereux Chatillon in connection with her resignation as Senior Vice President, General Counsel and Secretary (the “Chatillon Agreement”). Under the Chatillon Agreement, Ms. Chatillon agreed to remain an employee through May 31, 2009, at her then-current monthly salary of $33,333, in order to provide transition legal services as special counsel. The Company also agreed to pay her, in December 2008, a $200,000 partial lump-sum severance payment and another payment of $200,000 in May 2009, as well as $3,500 as reimbursement for legal fees, all of which are included in the Summary Compensation Table.

Regulatory Considerations

          Section 162(m) of the Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to non-deductibility. Most equity-based awards available for grant under the Company’s equity compensation plans, and all of the equity-based awards actually granted to executive officers, are intended to so qualify. Amounts payable under the EPIP are also intended to be exempt from the application of Section 162(m) as performance-based compensation. However, in appropriate circumstances, the HRCC may deem it appropriate to pay compensation or make incentive or retentive awards that do not meet the performance-based criteria and therefore may not be deductible by reason of Section 162(m). All of the compensation paid to the Named Executive Officers in respect of fiscal 2009 qualified under Section 162(m).

SUMMARY COMPENSATION TABLE

          The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2009, May 31, 2008 and May 31, 2007 as indicated below, including one person who would have otherwise been included in the table had she remained an executive officer at May 31, 2009.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Richard Robinson	2009	$870,000	$0	$0	$2,340,662	$154,182	$55,310	$175,553	$3,595,707
Chairman of the Board,	2008	$870,000	$0	$0	$1,604,927	$610,088	$0	$130,928	$3,215,943
Chief Executive Officer	2007	$870,000	$0	$0	$698,903	$0	$17,556	$144,225	$1,730,684
and President

Maureen O’Connell(6)	2009	$681,731	$0	$77,630	$876,354	$134,400	$4,745	$21,355	$1,796,215
Executive Vice President,	2008	$650,000	$0	$37,920	$499,910	$378,625	$0	$9,340	$1,575,795
Chief Administrative Officer	2007	$225,000	$67,500	$0	$65,396	$0	$0	$5,050	$362,946
and Chief Financial Officer

Judith Newman	2009	$612,064	$0	$72,732	$423,195	$55,509	$11,781	$33,764	$1,209,045
Executive Vice President	2008	$587,100	$0	$42,181	$110,955	$212,714	$13,216	$29,900	$996,066
and President, Scholastic
Book Clubs

Margery Mayer	2009	$618,000	$0	$77,630	$271,008	$96,277	$12,018	$11,777	$1,086,710
Executive Vice President	2008	$618,000	$0	$37,920	$217,366	$207,594	$14,658	$9,945	$1,105,483
and President,	2007	$611,769	$0	$0	$82,628	$100,000	$11,903	$10,621	$816,921
Scholastic Education

Cynthia Augustine	2009	$425,000	$0	$0	$137,482	$34,236	$2,209	$8,321	$607,248
Senior Vice President
Human Resources

Devereux Chatillon(7)	2009	$400,000	$0	$60,761	$171,115	$0	$7,338	$415,998	$1,055,212
Former Senior Vice
President, General Counsel
and Secretary

(1)

Represents the compensation cost under FAS 123R reflected in the Company’s financial statements for fiscal 2009, 2008 or 2007, as applicable, for all restricted stock units held by the Named Executive Officers at May 31, 2009, 2008 or 2007, whether or not awarded in fiscal 2009, 2008 or 2007, which are expensed ratably over the vesting period. Assumptions used in determining the FAS 123R values can be found in Note 1 of Notes to “Consolidated Financial Statements” included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2009, 2008 or 2007 for the Named Executive Officers.

(2)

Represents the compensation cost of stock options under FAS 123R reflected in the Company’s financial statements. Assumptions used in determining the FAS 123R values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2009, 2008 or 2007 for the Named Executive Officers. All awards shown are options to purchase Common Stock, except that Mr. Robinson’s award represents Class A Options.

(3)

Represents the full amount of cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the MIP or the EPIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2009, Mr. Robinson, Ms. O’Connell, Ms. Newman, Ms. Mayer

and Ms. Augustine had elected to invest 100%, 33%, 10%, 5% and 30%, respectively, of his or her fiscal 2009 bonus in RSUs, which will occur on September 1, 2009. For fiscal 2008, Mr. Robinson, Ms. O’Connell, Ms. Newman and Ms. Mayer elected to invest 100%, 33%, 20% and 10%, respectively, of his or her fiscal 2008 bonus, which occurred on September 2, 2008.

(4)	Represents solely the Company contributions and the interest credits allocated to each Named Executive under the Scholastic Corporation Cash Balance Plan, as discussed in “Pension Plan”, below.

(5)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.

(6)

Ms. O’Connell became Executive Vice President, Chief Administrative Officer and Chief Financial Officer on January 22, 2007. The amount shown in the Bonus column is the amount actually awarded to Ms. O’Connell for fiscal 2007 pursuant to her employment agreement, as further discussed herein; however, because she had elected to defer 100% of any bonus awarded to her for fiscal 2007 under the MSPP, this amount was invested in the purchase of 2,874 RSUs on September 4, 2007.

(7)

Ms. Chatillon resigned as the Senior Vice President, General Counsel and Secretary of the Company on November 30, 2008, but remained an employee through May 29, 2009 as Special Counsel. In connection with her resignation, Ms. Chatillon and the Company entered into the Chatillon Agreement, as further described herein, pursuant to which Ms. Chatillon was entitled to receive severance payments of $200,000 in December 2008 and $200,000 in May 2009 and a base salary of $33,333 per month during the period she served as Special Counsel.

Summary of All Other Compensation

Name	Fiscal Year	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Severance Payments ($)	Dividend Earnings on vested RSUs(3) ($)	Total ($)

Richard Robinson	2009	$7,400	$270	$78,134	$85,771	$0	$3,978	$175,553
	2008	$6,950	$270	$46,320	$77,388	$0	$0	$130,928
	2007	$6,800	$465	$46,193	$90,767	$0	$0	$144,225

Maureen O’Connell	2009	$7,223	$540	$13,592	$0	$0	$0	$21,355
	2008	$8,800	$540	$0	$0	$0	$0	$9,340
	2007	$4,800	$250	$0	$0	$0	$0	$5,050

Judith Newman	2009	$7,215	$540	$6,380	$16,203	$0	$3,426	$33,764
	2008	$6,784	$540	$6,307	$16,269	$0	$0	$29,900

Margery Mayer	2009	$4,950	$540	$4,487	$0	$0	$1,800	$11,777
	2008	$4,650	$540	$4,755	$0	$0	$0	$9,945
	2007	$4,550	$593	$5,478	$0	$0	$0	$10,621

Cynthia Augustine	2009	$1,505	$540	$6,276	$0	$0	$0	$8,321

Devereux Chatillon	2009	$6,723	$540	$5,235	$3,500	$400,000	$0	$415,998

(1)

Represents the compensation cost under FAS 123R reflected in the Company’s financial statements for RSUs under the MSPP, which are expensed ratably over the vesting period. Assumptions used in determining the FAS 123R values can be found in Note 9 of Notes to Consolidated Financial Statements, included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)

For Mr. Robinson, $81,271, $74,953 and $85,000 of the amount shown for fiscal 2009, 2008 and 2007, respectively, represents a portion of the compensation of certain employees who perform administrative services for Mr. Robinson personally from time to time, based on the proportion of the time estimated by Mr. Robinson to be dedicated to such services, and the remainder represents club membership dues used partially for personal use. For Ms. Newman, the amount shown for fiscal 2009 and 2008 represents payments made by the Company for personal use of a company-provided automobile, based on information provided by her. For Ms. Chatillon, $3,500 represents reimbursement by the Company of certain legal fees.

(3)

The Company did not declare any dividends in either of fiscal 2008 or fiscal 2007. In fiscal 2009, the Company declared a quarterly dividend of $.075 per share on the Common and the Class A stock. In accordance with the provisions of the MSPP, all vested RSUs issued thereunder receive dividend earnings, which are shown in this column. The amount for Mr. Robinson reflects the dividend earnings for one quarter only on 53,040 vested RSUs held under the MSPP, since such RSUs converted to Common Stock on September 1, 2008. The amounts shown for Ms. Newman and Ms. Mayer reflect dividend earnings for four quarters for a total of $.30 per share on 11,423 and 6,000 vested RSUs, respectively, held by each under the MSPP.

GRANTS OF PLAN-BASED AWARDS

          The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2009 to each of the Named Executive Officers (other than Ms. Chatillon who received no awards).

					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)				Grant Date Fair Value of Stock and Option Awards(3) ($)
									Exercise or Base Price of Option Awards(2) ($/Sh)	Closing Market Price on Grant Date ($/Sh)
		Estimated Possible Payouts, Under Non-Equity Incentive Plan Awards(1)

	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Name

Richard Robinson	—	$334,950	$957,000	$1,794,375

	9/24/2008						250,000	(4)	$27.93	$27.42	$2,830,000

Maureen O’Connell	—	$196,000	$560,000	$1,050,000

	7/22/2008				4,000	(5)				$27.89	$109,000

	7/22/2008						25,000		$27.25	$27.89	$217,671

	9/24/2008						100,000		$27.93	$27.42	$726,810

Judith Newman	—	$120,589	$344,540	$646,013

	7/22/2008				4,000	(5)				$27.89	$109,000

	7/22/2008						15,000		$27.25	$27.89	$130,603

Margery Mayer	—	$118,965	$339,900	$637,313

	7/22/2008				4,000	(5)				$27.89	$109,000

	7/22/2008						15,000		$27.25	$27.89	$130,603

Cynthia Augustine	—	$74,375	$212,500	$398,438

	7/22/2008						25,000		$27.25	$27.89	$217,671

Devereux Chatillon	—	—	—

(1)	Represents the potential amounts of cash bonus that could have been received for fiscal 2009 under the EPIP or the MIP.

(2)	The exercise price for all options, including Class A Options, is equal to the average of the high and low Common Stock price as reported on NASDAQ on the respective grant dates.

(3)	This column shows the fair values of restricted stock units and stock options as of the grant date computed in accordance with FAS 123R.

(4)	Represents a grant of Class A Options. The CD&A discusses the completed long-term incentive compensation program for Mr. Robinson pursuant to which the Class A Options were granted.

(5)	Represents restricted stock units that vest in 25% increments on August 22, 2009, July 22, 2010, July 22, 2011 and July 22, 2012.

OUTSTANDING EQUITY AWARDS AT MAY 31, 2009

          The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2009.

		Option Awards						Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable		Number of Securities Underlying Unexercised Options(1) (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)

Richard Robinson	7/20/1999	250,000				$25.69	7/21/2009

	7/18/2000	250,000				$31.565	7/19/2010

	7/18/2002	5,850				$36.23	7/18/2012

	9/20/2004	333,000	(3)			$29.49	9/20/2014

	9/21/2005	333,000	(3)			$36.41	9/21/2015

	9/20/2006	166,500	(3)	166,500	(3)	$30.08	9/20/2016

	9/19/2007	62,500	(3)	187,500	(3)	$36.21	9/19/2017

	9/24/2008	0	(3)	250,000	(3)	$27.93	9/24/2018

Maureen O’Connell	3/20/2007	50,000		50,000		$34.85	3/20/2017

	9/19/2007	2,250		6,750		$36.21	9/19/2017

	9/19/2007							4,500	$88,200

	12/11/2007	25,000		75,000		$34.84	12/11/2017

	7/22/2008			25,000		$27.25	7/22/2018	4,000	$78,400

	9/24/2008			100,000		$27.93	9/24/2018

Judith Newman	7/20/1999	10,000				$25.69	7/20/2009

	7/18/2000	50,000				$31.565	7/18/2010

	12/18/2001	10,000				$42.85	12/18/2011

	7/18/2002	20,000				$36.23	7/18/2012

	3/17/2003	20,000				$24.80	3/17/2013

	7/14/2003	5,000				$27.46	7/14/2013

	5/24/2004	50,000				$28.11	5/24/2014

	9/20/2005	25,000				$36.92	9/20/2015

	9/19/2006	3,400		3,400		$29.74	9/19/2016	1,700	$33,320

	7/17/2007	5,000		15,000		$35.38	7/17/2017

	9/19/2007	2,250		6,750		$36.21	9/19/2017	6,000	$117,600

	5/20/2008	25,000		75,000		$29.81	5/20/2018

	7/22/2008			15,000		$27.25	7/22/2018	4,000	$78,400

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options(1) (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)

Margery Mayer	9/19/2000	50,000		$31.865	9/20/2010

	12/18/2001	25,000		$42.85	12/18/2011

	7/18/2002	27,540		$36.23	7/18/2012

	7/14/2003	35,000		$27.46	7/14/2013

	5/24/2004	50,000		$28.11	5/24/2014

	7/19/2005	34,000		$37.38	7/19/2015

	7/18/2006	16,500	16,500	$27.52	7/18/2016

	7/17/2007	8,250	24,750	$35.38	7/17/2017

	9/19/2007	2,250	6,750	$36.21	9/19/2017

	9/19/2007					4,500	$88,200

	7/22/2008		15,000	$27.25	7/22/2018	4,000	$78,400

Cynthia Augustine	7/17/2007	6,250	18,750	$35.38	7/17/2017

	7/22/2008		25,000	$27.25	7/22/2018

Devereux Chatillon	9/19/2006	12,500	12,500	$29.74	8/29/2009

	9/18/2007	6,250	18,750	$35.24	8/29/2009

	9/19/2007	1,000	2,000	$36.21	8/29/2009

(1)	All stock options that were granted in fiscal 2009, 2008 or 2007 vest in 25% increments beginning with the first anniversary of the date of grant.

(2)

For restricted stock units granted in fiscal 2009, 2008 or 2007, 25% of the grant vests thirteen months after the grant date and the remaining 75% vests in equal increments on the 2nd, 3rd and 4th anniversaries of the grant date. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $19.60, the closing price of the Common Stock on NASDAQ on May 29, 2009, which was the last business day of fiscal 2009.

(3)	Represents a grant of Class A Options.

OPTION EXERCISES AND STOCK VESTED

          The following table shows the number of shares of Common Stock acquired during fiscal 2009 upon the exercise of stock options and upon vesting of restricted stock units:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(1) ($)

Richard Robinson	0	0	0	0

Maureen O’Connell	0	0	1,500	$31,755

Judith Newman	0	0	850	$25,500

Margery Mayer	0	0	1,500	$31,755

Cynthia Augustine	0	0	0	0

Devereux Chatillon	0	0	2,000	$39,985

(1)

In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Ms. O’Connell and Ms. Mayer each had 1,500 restricted stock units vest on October 19, 2008 and the closing price on that date was $21.17. Ms. Newman had 850 restricted stock units vest on September 19, 2008 and the closing price on that date was $30.00. For Ms. Chatillon, 500 restricted stock units vested on October 19, 2008 and the closing price on that date was $21.17 and 1,500 restricted stock units vested on May 29, 2009 pursuant to the termination provisions of the 2001 Plan and the closing price on that date was $19.60.

Pension Plan

          The Company maintains the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States including the Named Executive Officers (the “Retirement Plan”). Effective June 1, 2009, the Retirement Plan was closed to new participants and accrual of future benefits under the Plan stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. However, service after June 1, 2009 will be considered for purposes of determining vesting under the Retirement Plan. Prior to June 1, 2009, the Retirement Plan provided for an annual allocation by the Company to a participant’s account, calculated as follows: for less than five years of service, 3.5% of the first $25,000 of annual base pay and 2.0% of the remainder up to the government-mandated maximum limit; for five years but less than ten years of service, 4.5% of the first $25,000 of annual base pay and 3.0% of the remainder up to the government-mandated maximum limit; for ten years of service but less than 20 years of service, 5.5% of the first $25,000 of annual base pay and 4.0% of the remainder up to the government-mandated maximum limit; and for 20 years or more of service, 6.5% of the first $25,000 of annual base pay and 5% of the remainder up to the government-mandated maximum limit. Interest on the account balances is accrued monthly based on the average rate for one-year United States Treasury Bills plus 1.0%. Participants in the Retirement Plan became fully vested in their accrued benefits upon completion of three years of service. Vested retirement benefits are payable in the form of a lump-sum or annuity payment upon retirement, termination, death or disability.

          The Retirement Plan was amended and restated to a cash balance plan effective June 1, 1999. All plan participants as of July 1, 1998 who were at least age 50 as of June 1, 1999 were given the option to remain under a modified version of the Retirement Plan’s benefit formula used prior to such amendment and restatement (the “Prior Benefit Formula”). Effective June 1, 2009, accrual of future benefits under the Prior Benefit Formula also stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Mr. Robinson elected to continue participation under the Prior Benefit Formula, which, prior to June 1, 2009, provided covered participants with retirement benefits based upon career average compensation. Individual participant contributions are not required and the Company makes all required contributions. The Prior Benefit Formula provides for an annual benefit payable at retirement equal to, for each year of credited service, 1.5% of that portion of the participant’s basic annual compensation up to $13,650, plus 2.0% of that portion of the participant’s basic annual compensation in excess of $13,650. At July 1, 2009, Mr. Robinson had earned an estimated annual benefit payment using the Prior Benefit Formula of $70,659, which is net of the benefit transferred to his former spouse pursuant to a matrimonial agreement. In 2007, Mr. Robinson reached age 70.5, and, as required by law, on April 1, 2008 he began receiving the benefit he accrued through January 1, 2008 under the Retirement Plan.

          The following table sets forth the years of credited service, the present value of benefits accumulated and any payments received during the last fiscal year by each of the Named Executive Officers under the Retirement Plan, in each case computed as of May 31, 2009, the same measurement date used in the Consolidated Financial Statements included in the Annual Report.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)

Richard Robinson	Scholastic Corporation Cash Balance Retirement Plan	47	$613,190	(2)(3)	$53,785	(2)
Maureen O’Connell	Scholastic Corporation Cash Balance Retirement Plan	2	$4,745	(3)	$0
Judith Newman	Scholastic Corporation Cash Balance Retirement Plan	16	$92,274	(3)	$0
Margery Mayer	Scholastic Corporation Cash Balance Retirement Plan	19	$99,714	(3)	$0
Cynthia Augustine	Scholastic Corporation Cash Balance Retirement Plan	2	$2,209	(3)	$0
Devereux Chatillon	Scholastic Corporation Cash Balance Retirement Plan	3	$0	(4)	$0

(1)

The valuation method and material assumptions used in determining pension benefits and obligation can be found in Note 11 of Notes to “Consolidated Financial Statements” included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)	Mr. Robinson’s benefits were accumulated under the Prior Benefit Formula.

(3)	Effective June 1, 2009, pay earned and service credited will not be considered in determining the Named Executive Officers’ benefit as the Retirement Plan was frozen as of that date.

(4)	Ms. Chatillon terminated her employment with the Company prior to vesting under the Retirement Plan.

          The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2009 and the balances thereunder at May 31, 2009.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in the Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)

Richard Robinson	$610,088	$637,059
Maureen O’Connell	$124,946	$186,808
Judith Newman	$42,543	$274,224
Margery Mayer	$20,759	$153,272
Cynthia Augustine	$57,707	$60,250
Devereux Chatillon	$48,125	$50,254

(1)

The amounts shown represent fiscal 2008 bonus amounts that were to be paid in fiscal 2009 but were deferred at the Named Executive Officer’s election and invested in RSUs under the MSPP. Mr. Robinson, Ms. O’Connell, Ms. Newman, Ms. Mayer and Ms. Augustine each elected to invest 100%, 33%, 20%, 10% and 40% of his or her salary, respectively, and Ms. Chatillon invested a dollar amount of $48,125. The purchase of the RSUs was made on September 2, 2008.

(2)

Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 29, 2009 and was calculated by multiplying the number of RSUs held by $19.60, the closing price of the Common Stock on NASDAQ on such date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

          The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment under the Company’s compensation plans and individual agreements. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination event occurred on May 29, 2009, the last business day of fiscal 2009 with the closing sale price per share of the Common Stock on that date of $19.60. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. The calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Of the Named Executive Officers, as of May 31, 2009, Mr. Robinson and Ms. Mayer are of retirement age, which is fifty-five years old, and Ms. O’Connell, Ms. Newman and Ms. Augustine are under retirement age. Ms. Chatillon was no longer employed by the Company as of May 31, 2009.

          The Company generally does not enter into employment contracts with its executives and does not have a general severance policy applicable to all employees. Accordingly, the Named Executive Officers are entitled to benefits upon termination of their employment only as provided for in stock options and restricted stock units previously granted under the 2001 plan (or, in the case of Mr. Robinson, under the Class A Plan) and previously purchased RSUs under the MSPP as well as, in the case of Ms. O’Connell, her employment arrangements.

          409A Limitations. In compliance with Internal Revenue Code Section 409A, an executive who is a “specified employee” (one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Internal Revenue Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

          O’Connell Employment Arrangements. The compensation arrangements for Maureen O’Connell, who joined the Company as Executive Vice President, Chief Administrative Officer and Chief Financial Officer in January 2007, include a provision for a lump-sum payment, in lieu of severance, equivalent to twelve months of her then-current base salary if she is terminated at any time during the first three years of her employment for reasons other than gross misconduct. Assuming that such a termination had occurred on May 29, 2009, this payment would have been equal to $700,000, which was her annual rate of salary as of that date.

MSPP Plan

          As described in “Compensation Discussion and Analysis—Other Equity Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments, including under the MIP and EPIP (as described under “Compensation Discussion and Analysis—Annual Performance-based Cash Bonus Awards” above), through the purchase of RSUs under the MSPP. The amounts deferred with respect to bonuses received for fiscal 2009 but paid and deferred in fiscal 2010 are included in the “Nonqualified Deferred Compensation Table” above. The following discussion describes the payment provisions for RSUs under the terms of the MSPP, including upon the voluntary or involuntary termination of employment of the executive participating in the plan (a “Participant”).

          The following table illustrates the payment provisions upon termination contained in the MSPP plan.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability	Change in Control

Vested RSUs	RSUs convert into stock	RSUs convert into stock	RSUs convert into stock	RSUs convert into stock	RSUs convert into stock

Unvested RSUs	RSUs are forfeited and participants receive cash equal to the lesser of the fair market value of the stock or the amount of funds deferred

RSUs are forfeited and participants receive a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs with the number of full years since purchase as the numerator and 3 as the denominator and the remainder is paid in cash at the purchase price of the RSUs

			Vesting is accelerated and RSUs convert into stock	Vesting is accelerated and RSUs convert into stock	Vesting is accelerated and RSUs convert into stock

Equity Incentives

          As described in “Compensation Discussion and Analysis—Options to Purchase Common Stock and Restricted Stock Units,” the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who has received only stock options, a combination of stock options and stock units as part of its long-term compensation program.

          The following table illustrates the payment provisions upon termination for RSUs and stock options under the 2001 Plan in effect at May 31, 2009. Please note that the 2001 Plan was amended in July 2009, as discussed in the CD&A, and the chart below reflects the termination provisions prior to the amendment.

Type of equity	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability	Change in Control

Non-qualified stock options	Unvested options are forfeited. Participant has 90 days to exercise vested options	Unvested options are forfeited. Participant has 90 days to exercise vested options	Unvested options are forfeited. Participant has 3 years to exercise vested options	Vesting accelerates. Participant’s estate has 1 year to exercise vested options	Vesting accelerates. All other terms of stock options apply

Restricted Stock Units (RSUs)	Unvested RSUs are forfeited	Vesting is accelerated and RSUs convert into stock	Vesting is accelerated and RSUs convert into stock	Vesting is accelerated and RSUs convert into stock	Vesting is accelerated and RSUs convert into stock

          The following table illustrates the payment provisions upon termination of stock options under the Class A Plan.

Type of equity	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability	Change in Control

Non-qualified stock options	Unvested options are forfeited. Participant has 90 days to exercise vested options	Unvested options are forfeited. Participant has 90 days to exercise vested options	Unvested options are forfeited. Participant has 3 years to exercise vested options	Vesting of options accelerates. Participant’s estate has 1 year to exercise vested options	Vesting accelerates. All other terms of stock options apply

          The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate) would have been entitled to receive if his or her employment had terminated on May 31, 2009 under any severance arrangements, the MSPP, the 2001 Plan and, in the case of Mr. Robinson, the Class A Plan. The amounts shown assume that termination was effective as of May 29, 2009, and include amounts earned through such time and are estimates of the amounts which could have been paid out to the Named Executive Officers upon their termination at that time. The actual amounts to be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company. Annual bonuses are discretionary and are therefore omitted from the tables. As previously indicated, the calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Ms. Chatillon was no longer employed by the Company as of May 29, 2009 and, accordingly, she is not included in the table.

Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control ($)(4)

Richard Robinson
MSPP	$610,088	$610,088	$610,088	$637,059	$637,059	$637,059
2001 Plan restricted stock units	n/a	n/a	n/a	n/a	n/a	n/a
Class A Plan stock options(1)	$0	$0	$0	$0	$0	$0
Total	$610,088	$610,088	$610,088	$637,059	$637,059	$637,059
Maureen O’Connell
MSPP	$181,282	$181,282	$181,282	n/a	$186,808	$186,808
2001 Plan restricted stock units(2)	$0	$0	$166,600	n/a	$166,600	$166,600
2001 Plan stock options(3)	$0	$0	$0	n/a	$0	$0
Severance	$700,000	$0	$700,000	n/a	$0	$700,000
Total	$881,282	$181,282	$1,047,882	n/a	$353,408	$1,053,408
Judith Newman
MSPP	$272,137	$272,137	$272,274	n/a	$274,224	$274,224
2001 Plan restricted stock units(2)	$0	$0	$199,920	n/a	$199,920	$199,920
2001 Plan stock options(3)	$0	$0	$0	n/a	$0	$0
Total	$272,137	$272,137	$472,194	n/a	$474,144	$474,144
Margery Mayer
MSPP	$151,869	$151,869	$152,192	$153,272	$153,272	$153,272
2001 Plan restricted stock units(2)	$0	$0	$166,600	$166,600	$166,600	$166,600
2001 Plan stock options(3)	$0	$0	$0	$0	$0	$0
Total	$151,869	$151,869	$318,792	$319,872	$319,872	$319,872
Cynthia Augustine
MSPP	$57,699	$57,699	$57,699	n/a	$60,250	$60,250
2001 Plan restricted stock units(2)	$0	$0	$0	n/a	$0	$0
2001 Plan stock options(3)	$0	$0	$0	n/a	$0	$0
Total	$57,699	$57,699	$57,699	n/a	$60,250	$60,250

(1)

Under the terms of the Class A Plan, in the event of a merger or consolidation or other change-in-control, the Company has the ability to accelerate the vesting of unvested options. Accordingly, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated. However, all Class A options are currently underwater, i.e., the exercise price is greater that the closing price on May 29, 2009, so there is no value for any of the Class A options.

(2)

All amounts represent the payout of the RSUs held under the MSPP based on the closing price of the Company’s Common Stock on May 29, 2009 of $19.60 per share. Under the terms of the MSPP, all unvested RSUs become vested upon retirement, death/disability or a change-in-control and the number in those columns represents the payout of the RSUs as if such were fully vested.

(3)

Under the terms of the 2001 Plan, in the event of a merger or consolidation or other change-in-control, the Company has the ability to accelerate the vesting of unvested options. Accordingly, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officers’s death/disability, the vesting of unvested options is accelerated. All stock options for all of the Named Executive Officers are underwater, i.e., the exercise price is greater that the closing price on May 29, 2009, so there is no value for any of the stock options.

(4)	See “Change of Control Arrangements for Certain Class A Stockholders” for a discussion of certain rights of first refusal with respect to shares of Class A Stock in the event of a change-in-control.

EQUITY COMPENSATION PLAN INFORMATION

          The following table presents information regarding the Company’s equity compensation plans at May 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation plans approved by security holders Common Stock	4,527,232	$31.43	2,869,709	(1)
Class A Stock	1,499,000	$32.02	0

Equity Compensation plans not approved by security holders Common Stock	—	—	—
Class A Stock	—	—	—

Total	6,026,232	$31.58	2,869,709

(1)

Includes 504,331 shares of Common Stock under the ESPP; 216,472 shares of Common Stock under the MSPP; and 1,716,106 shares of Common Stock under the 2001 Plan, which may be issued upon the exercise of stock options or as restricted stock, restricted stock units or other stock-based awards; and 432,800 shares of Common Stock under the 2007 Plan, which may be issued upon the exercise of stock options or as restricted stock units.

MATTERS SUBMITTED TO STOCKHOLDERS

ELECTION OF DIRECTORS

          The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of less than three nor more than fifteen directors. The current Board consists of ten directors. Therefore, the Board has nominated the ten persons listed below under the sections captioned “Nominees for Election by Holders of Class A Stock” and “Nominees for Election by Holders of Common Stock” for election at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier retirement, resignation or removal. Each nominee is currently a director of the Company.

          Proxies are solicited in favor of the eight nominees to be elected by the Class A Stockholders and the two nominees to be elected by the holders of the Common Stock, and it is intended that the proxies will be voted for such nominees unless otherwise specified. Should any one or more of the nominees become unable to serve for any reason, unless the Class A Stockholders provide for a lesser number of directors, the persons named in the enclosed proxy may act with discretionary authority in respect of the election of a substitute nominee or nominees. The Board has no reason to believe that any nominee will be unable to serve.

Recommendation

          The Board recommends that Class A Stockholders vote FOR each of the eight nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

          The Board recommends that holders of Common Stock vote FOR each of the two nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

Nominees for Election by Holders of Class A Stock

Name	Principal Occupation or Employment	Age	Director Since*

Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	72	1971

Ramon C. Cortines	Superintendent, Los Angeles Unified School District, Los Angeles, CA	77	1995

John L. Davies	Private Investor, Washington D.C.	59	2000

Andrew S. Hedden	Executive Vice President, General Counsel and Secretary of the Company	68	1991

Mae C. Jemison	President and Founder, BioSentient Corporation, Houston, TX	52	1993

Peter M. Mayer	President, The Overlook Press/Peter Mayer Publishers, Inc., New York, NY	73	1999

Augustus K. Oliver	Managing Member, Oliver Press Partners, LLC, New York, NY	59	1995

Richard M. Spaulding	Former Executive Vice President of the Company	72	1974

Nominees for Election by Holders of Common Stock

Name	Principal Occupation or Employment	Age	Director Since*

James W. Barge	Executive Vice President, Controller, Tax and Treasury, Viacom Inc., New York, NY	54	2007

John G. McDonald	The Stanford Investors Professor, Graduate School of Business, Stanford University, Palo Alto, CA	72	1985

*	The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.

          Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

          Ramon C. Cortines. Mr. Cortines was appointed as the Superintendent of the Los Angeles Unified School District on January 1, 2009. In 2008, he held the position of Senior Deputy Superintendent of the Los Angeles United School District. Prior to his appointment as Senior Deputy Superintendent, he served as the Deputy Mayor for Education, Youth and Families for the City of Los Angeles, CA. He was an independent Education Consultant from 2001 to 2006. Since 1956, in addition to his current position, Mr. Cortines has served five additional school districts, including as Superintendent of Schools for Pasadena (11 years), San Jose (2 years), New York City (2 years) and San Francisco (6 years).

          John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000.

          Andrew S. Hedden. In December 2008, Mr. Hedden joined the Company as its Executive Vice President, General Counsel and Secretary. Mr. Hedden was a partner of the law firm of Baker & McKenzie LLP from 2005 to November 2008, having previously been a partner with the law firm of Coudert Brothers LLP from 1975 to 2005.

          Mae C. Jemison. Dr. Jemison is a physician and president of BioSentient Corporation, a medical device company she founded in 2001 that develops and markets ambulatory equipment to monitor the autonomic nervous system and to train people to respond favorably in stressful situations. She is also the President of The Jemison Group and chair and founder of the Dorothy Jemison Foundation for Excellence. Dr. Jemison was a professor of Environmental Studies at Dartmouth College from 1996-2002. She served as a National Aeronautics and Space Administration (NASA) astronaut from 1987 to 1993 and was a member of the Space Shuttle Endeavour Flight in September 1992. She is a director of Kimberly-Clark Corporation, a director and a member of the Audit Committee of Valspar Corporation, a member of the National Academy of Sciences Institute of Medicine, the Chair of the Texas State Product Development and Small Business Incubator Board, as well as a member of the Greater Houston Partnership Executive Board, an organization formed for the purpose of stimulating the local Houston economy, and the Chair of the Disaster Prevention and Recovery Task Force.

          Peter M. Mayer. Mr. Mayer has been President of The Overlook Press/Peter Mayer Publishers, Inc. since 1997. Since 2003, Mr. Mayer has also been the President of Duckworth Publishers in the United Kingdom. From 1978 to 1996, he was Chairman of the Board and Chief Executive Officer of the Penguin Group Companies, overseeing its operations in the United States, the United Kingdom, Canada, Australia, New Zealand, The Netherlands and India. From 1976 to 1978, he was President and Publisher of Pocket Books. He has also served as Editor-in-Chief, Publisher and President of Avon Books.

          Augustus K. Oliver. Mr. Oliver has been a Managing Member of Oliver Press Partners LLC, an investment advisor, since 2005. Mr. Oliver also has been a Senior Managing Director of WaterView Advisors LLC, a private equity investment firm, since 1999. Mr. Oliver is the grandson of a former Chairman of the Board of Directors of Scholastic Inc. He is a director of Comverse Technology Inc. and the Phoenix Companies, Inc.

          Richard M. Spaulding. Mr. Spaulding retired from Scholastic in 2008 and held various executive management positions with the Company since joining in 1960, including as Executive Vice President from 1974 to 2004.

          James W. Barge. Mr. Barge joined Viacom Inc. as its Executive Vice President, Controller, Tax and Treasury in January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, most recently as the Area Industry Leader of the Consumer Products Group and, prior to that, as a partner in its National Office, where he was responsible for the resolution of SEC, accounting and reporting issues. Mr. Barge is a member of the Advisory Council for the SEC Institute, as well as a Distinguished Practitioner Lecturer for the Terry College of Business at the University of Georgia.

          John G. McDonald. Professor McDonald joined the faculty of Stanford University Graduate School of Business, where he is The Stanford Investors Professor, in 1968. Professor McDonald serves on the Boards of Directors of Varian, Inc., Plum Creek Timber Co., iStar Financial, Inc. and nine mutual funds managed by Capital Research and Management Co.

Meetings of the Board and its Committees

          Five regular meetings and two special meetings of the Board were held during the 2009 fiscal year. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the 2009 fiscal year by all standing committees of the Board of which they were a member.

          The Board has seven standing committees: Audit; Executive; Human Resources and Compensation; Stock Grant; Nominating and Governance; Retirement Plan; and Strategic Planning. All members of the Audit, Human Resources and Compensation, Stock Grant and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards, and all committee members are appointed by the Board on an annual basis. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, www.scholastic.com. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

          Executive Committee. Richard Robinson (Chairperson), Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. All actions taken by the Executive Committee are submitted for ratification by the Board. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2009.

          Audit Committee. Augustus K. Oliver (Chairperson), James W. Barge, John L. Davies and Ramon C. Cortines are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Oliver and Mr. Barge qualify as designated financial experts based upon their business and professional experience as described previously in this proxy statement. This committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. This committee appoints the Company’s independent auditors and pre-approves any non-audit services to be provided by such auditors, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held ten meetings during the fiscal year ended May 31, 2009, five of which were held for the purpose of reviewing and discussing the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

          Retirement Plan Committee. Richard M. Spaulding (Chairperson), Mae Jemison, Andrew S. Hedden and Augustus K. Oliver are the current members of the Retirement Plan Committee. This committee acts on behalf of the Board in its capacity as settlor of the trusts underlying the Retirement Plan and the 401(k) Plan (collectively the “Plans”) and with respect to the powers enumerated therein, including the power to amend or terminate the Plans. This committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans. In addition, this committee approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, this committee, which reports its actions to the Board, oversees the policies and practices related to the Plans and evaluates the Company’s overall retirement benefit plan philosophy and the Plans in the context of the Company as a separate company and competitively within the publishing industry, as well as the investment performance under the Plans. The Retirement Plan Committee held three meetings during the fiscal year ended May 31, 2009.

          Human Resources and Compensation Committee. John L. Davies (Chairperson), Ramon C. Cortines, Peter M. Mayer and John G. McDonald are the current members of the Human Resources and Compensation Committee. Each member of the HRCC is independent, as defined under NASDAQ listing standards. Members of this committee also meet certain additional criteria so that the Company qualifies for available exemptions pursuant to Section

162 (m) of the Code and Rule 16b-3 under the Exchange Act. The HRCC held four meetings during the fiscal year ended May 31, 2009. For a description of the duties and responsibilities of this committee, see “Corporate Governance—HRCC and SGC Procedures” below.

          Nominating and Governance Committee. Ramon C. Cortines (Chairperson) and Mae C. Jemison are the current members of the Nominating and Governance Committee. Each member of the committee is independent, as defined under NASDAQ listing standards. This committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. This committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, this committee oversees the Board self-assessment process. The Nominating and Governance Committee held two meetings during the fiscal year ended May 31, 2009.

          Stock Grant Committee. John G. McDonald (Chairman), Ramon C. Cortines, John L. Davies, and Peter M. Mayer are the current standing members of the Stock Grant Committee. Each member of the SGC is independent, as defined under NASDAQ listing standards. The members of this committee also meet certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162(m) of the Code and Rule 16b-3 under the Exchange Act. The SGC authorizes and approves grants, awards or issuances of stock options, warrants, restricted stock, restricted stock units, or other rights under the Company’s stock-based compensation plans. For a further description of these duties, see “Corporate Governance—HRCC and SGC Procedures” below. The SGC held three meetings during the fiscal year ended May 31, 2009.

          Strategic Planning Committee. Mae C. Jemison (Chairperson), Peter M. Mayer and Richard M. Spaulding are the current members of the Strategic Planning Committee. This committee advises the Company’s management on achieving and implementing its strategic plan and reports its findings to the Board. No meetings of the Strategic Planning Committee were held during the fiscal year ended May 31, 2009.

Corporate Governance

          In recent years, the Board has strengthened the Company’s corporate governance practices in a number of ways, including adopting the Scholastic Corporation Corporate Governance Guidelines, which are summarized below. The full text of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of the Company’s website, www.investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company at Scholastic Corporation, 557

Broadway, New York, NY 10012, Attention: Corporate Secretary. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee Charters, which have all been approved by the Board, are vital to securing the confidence of Scholastic’s stockholders, customers, employees, governmental authorities and the investment community.

          Independent Directors. Scholastic’s Corporate Governance Guidelines provide for a board of ten to fifteen directors and require a majority of independent directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all of its current directors are independent, as defined in the NASDAQ listing standards, other than Mr. Robinson, Mr. Spaulding and Mr. Hedden. Mr. Robinson and Mr. Hedden are executive officers of the Company, and Mr. Spaulding is a former executive officer and employee of the Company.

          Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate directors by the Corporate Secretary.

          Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills and characteristics of new directors, if any, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and business experience, as well as their appreciation of the Company’s purpose, values and credo. The Committee, at this time, does not believe it is necessary or appropriate to adopt specific, minimum objective criteria for director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. Stockholders who wish to nominate candidates for election to the Board at the next annual meeting of stockholders must adhere to the dates and follow the procedures outlined in “Stockholder Proposals for 2010 Annual Meeting” set forth below. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. From time to time, the Company has retained an independent search firm in order to assist the committee in its selection process with respect to candidates for Board membership by identifying potential candidates and assisting the committee in its evaluation of such candidates.

          Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the Committees on which they serve, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. The Board regularly meets in executive session with only the independent directors present, and Mr. Oliver presides over those sessions.

          Director Attendance at Company Annual Meetings. All directors are encouraged to attend the Company’s annual meetings of stockholders. All of the Company’s directors except one, who had a conflicting engagement, attended the annual meeting of stockholders held on September 24, 2008.

          Annual Self-Assessment. The Board and each director make an annual self-assessment of performance with a particular focus on overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process.

          Access to Management and Advisors. Directors have access to the Company’s management and, in addition, are encouraged to visit the Company’s facilities. As necessary and appropriate, the Board and its Committees may retain outside legal, financial or other advisors.

          Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them.

          Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors generally and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, www.investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

          HRCC and SGC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to review regulatory developments that may impact the Company’s compensation arrangements and to consider amendments to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results of the prior year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the MIP and EPIP for the prior year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. At that meeting, the HRCC determines the participants in the EPIP and the MSPP and also establishes performance criteria for annual bonuses to be awarded under the EPIP for the current year. At its regular meeting in September, the HRCC considers and approves any changes in base salary of senior executive officers.

          Under the Company’s current practice, equity-based compensation awards under the 2001 Plan are typically made at the scheduled July or September meeting of the SGC each year, which occurs shortly before the announcement of the Company’s earnings for its fiscal year or first fiscal quarter. Except in limited circumstances, the SGC does not grant equity awards to Named Executive Officers at other times during a given year. In such cases, the grants would generally be made by the SGC at one of its other regularly scheduled meetings.

          All equity awards are made at fair market value on the date of grant, which is the date on which the SGC approves the grant. Under the 2001 Plan, fair market value is deemed to be the average of the high and low market prices on the date of grant.

          The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate.

          The HRCC has the authority and discretion to retain external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants. The Company’s compensation consultants perform substantially no other services for the Company.

          Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest, with the exception of legal fees paid to Baker & McKenzie LLP, a law firm of which Andrew S. Hedden, a director and executive officer of the Company, was a partner prior to joining the Company. The use of Baker & McKenzie for legal services has been and continues to be presented on regular intervals to the Audit Committee for its consideration and approval. The Company’s Code of Ethics, which sets forth standards applicable to all employees, officers and directors of the Company, generally prohibits transactions that could result in a conflict of interest. Any waiver of the Code of Ethics for any executive officer or director of the Company requires the approval of the disinterested members of the Board. Any such waiver will be disclosed on the Company’s website, www.investor.scholastic.com, or on a Current Report on Form 8-K filed with the SEC. On October 10, 2008, the Company’s Audit Committee approved the purchase of 100,000 shares of Common Stock from Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, at a price of $20.59 per share, or an aggregate purchase price of $2,059,000, pursuant to the Company’s previously announced stock repurchase program which had been approved by the Board in May 2008. The purchase price was determined with reference to the last transaction price reported on NASDAQ immediately prior to the purchase. The closing price of the Common Stock on NASDAQ on October 11, 2008 was $23.11 per share. A Form 8-K with respect to this transaction was filed with the SEC on October 14, 2008. This transaction was also subsequently ratified by the full Board.

Director Compensation

          For fiscal 2009, each non-employee director of the Company (an “Outside Director”) was paid a cash annual retainer of $40,000 for his or her services as a director, a fee of $5,000 if he or she was the chairperson of a standing committee of the Board, except in the case of the chairpersons of the Audit Committee and the HRCC who each received a $10,000 fee, and an attendance fee of $1,500 for attendance at each Board or committee meeting, whether in person or telephonically. The Company reimburses directors for travel, lodging and related expenses they may incur in connection with their services as directors.

          Under the terms of the Scholastic Corporation 2007 Outside Directors’ Stock Incentive Plan (the “2007 Plan”), as approved by the Class A Stockholders at the Company’s 2007 Annual Meeting of Stockholders, an option to purchase 3,000 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant and 1,200 restricted stock units will be automatically granted to each Outside Director on the date of the annual meeting of stockholders. As a result, in fiscal 2009, each Outside Director (other than Andrew S. Hedden, who at the time of the grant was an Outside Director and subsequently became an executive officer of the Company, declined his award in fiscal 2009, as he had done in previous years) was granted options to purchase 3,000 shares of Common Stock, at an exercise price of $27.93 per share, and 1,200 restricted stock units. Both the stock options and the restricted stock units fully vest on the first anniversary of the date of grant. The stock options expire on September 24, 2018.

          Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and meeting fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change of control of the Company or severe financial hardship. During the fiscal year ended May 31, 2009, two directors who had previously chosen to defer 100% of their cash compensation under this plan elected to terminate the deferrals of such compensation and received the entire balances owed to them on January 2, 2009. Interest expense accrued during fiscal 2009 on amounts deferred during fiscal 2009 and prior years under this plan was $40,363.

          The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2009.

DIRECTOR COMPENSATION

Fiscal Year 2009 Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Values and Non-qualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)	Total ($)

James W. Barge	$68,500	$36,042	$32,644	$0	$0	$137,186
Rebeca M. Barrera(5)	$13,000	$13,178	$12,383	$0	$0	$38,561
Ramon C. Cortines	$82,500	$36,042	$32,644	$0	$0	$151,186
John L. Davies	$87,500	$36,042	$32,644	$0	$0	$156,186
Andrew S. Hedden(6)	$35,000	$0	$0	$0	$0	$35,000
Mae C. Jemison	$63,000	$36,042	$32,644	$0	$0	$131,686
Peter M. Mayer	$62,500	$36,042	$32,644	$0	$0	$131,186
John G. McDonald	$63,000	$36,042	$32,644	$10,719	$0	$142,405
Augustus K. Oliver	$74,000	$36,042	$32,644	$25,119	$0	$167,805
Richard M. Spaulding(7)	$63,000	$33,309	$32,660	$0	$34,000	$162,969

(1)

Richard Robinson, the Company’s Chairman, Chief Executive Officer and President, does not receive compensation for his service as a director. Charles T. Harris III, who did not stand for reelection at the Company’s annual meeting of stockholders held in September 2006, was paid accrued interest of $4,525 during fiscal 2009 on all amounts previously deferred by him under the Scholastic Corporation Directors’ Deferred Compensation Plan.

(2)

Represents the compensation cost of stock units under FAS 123R as reflected in the Company’s financial statements. Assumptions used in determining the FAS 123R values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no stock units forfeited during fiscal 2009. Each director, with the exception of Messrs. Hedden and Robinson, had 1,200 stock units outstanding as of May 31, 2009.

(3)

Represents the compensation cost of stock options granted in fiscal 2008 under FAS 123R as reflected in the Company’s financial statements. Assumptions used in determining the FAS 123R values can be found in

Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were 18,000 stock options forfeited during fiscal 2009 for Outside Directors. For each Outside Director who received an option award during fiscal 2009, the fair value of such award on the grant date, computed in accordance with FAS 123R, was $9.90 per share. At May 31, 2009, each of Messrs. Oliver, Mayer, McDonald and Ms. Jemison had 51,000 options outstanding, Mr. Davies had 45,000 options outstanding, Mr. Cortines had 21,000 options outstanding and Mr. Barge had 3,000 options outstanding. On May 31, 2009, Mr. Spaulding had 42,490 options outstanding, 39,420 of which were granted to him while he was an employee and 3,000 of which were granted to him as an outside director.

(4)	The amounts shown represent the interest accrued on all amounts previously deferred by the director under the Scholastic Corporation Directors’ Deferred Compensation Plan.

(5)

Ms. Barrera did not stand for re-election at the Company’s annual meeting of stockholders held in September 2008. The compensation reflected in the table is for the period from June 1, 2008 to September 23, 2008.

(6)

Upon joining the Company in December 2008, Mr. Hedden ceased receiving compensation for his service as a director. Prior to joining the Company, Mr. Hedden was a partner in a law firm that provides legal services to the Company. Mr. Hedden reduced during such time the fees charged for such services by the amount of his director fees paid in cash, noted in the table above, which were paid over by him to the firm. Also, Mr. Hedden declined his option award in fiscal 2009, as he has done each year.

(7)

Mr. Spaulding retired as a Vice President of the Company in September 2007 and began receiving compensation as an outside director after such date. The balance of the amount shown in the “Other Compensation” column above, $34,000, represents compensation received by Mr. Spaulding pursuant to a consulting arrangement that he has with the Company.

Involvement in Certain Legal Proceedings

          From 1975 to 2005, Andrew S. Hedden was a partner with Coudert Brothers LLP, a law firm which filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court in September 2006.

          James W. Barge was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. In 2005, Time Warner entered into a settlement with the SEC relating to an SEC investigation of certain of its accounting and financial disclosure practices. In connection with this settlement, Mr. Barge, together with certain other individuals, also reached a settlement with the SEC pursuant to which he agreed, without admitting or denying the SEC’s allegations, to the entry of an administrative order in March 2005 that he cease and desist from causing violations or future violations of certain reporting provisions of the securities laws; however, he is not subject to any suspension, bar or penalty.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

          The Audit Committee has appointed Ernst & Young LLP (“E&Y”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2010. A representative of E&Y will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

          The aggregate fees billed by E&Y for professional services to the Company were $4,422,500 for fiscal 2009 and $4,914,340 for fiscal 2008. The total fees for services provided by E&Y to the Company during the fiscal years ended May 31, 2009 and May 31, 2008 are summarized in the table below.

	Fiscal 2009 $	Fiscal 2008 $

Audit Fees	$3,956,000	$4,230,340
Audit-Related Fees	$95,000	$87,000
Tax Fees	$347,500	$492,000
All Other Fees	$24,000	$105,000

TOTAL FEES PAID	$4,422,500	$4,914,340

Type of Fee paid	Work performed

Audit Fees	Fees related to:

	•	the annual financial statement audit;

	•	the audit of the assertion by management of the effectiveness of the Company’s internal controls required by the Sarbanes-Oxley Act;

	•	the related quarterly financial statement reviews;

	•	work performed with respect to consents related to SEC registration statement filings; and

•

work performed in connection with goodwill impairment testing and the review of the accounting treatment for the Company’s discontinued operations in connection with an SEC comment letter and the amended fiscal 2008 Form 10-K.

Audit Related Fees	Fees related to benefit plan audits and accounting consultations

Tax Fees	Fees related to:

	•	the preparation of tax returns for certain international operations;

	•	consulting on tax planning opportunities and entity restructuring; and

	•	a review of the FIN 48 implementation by the Company

All Other Fees	Fees related to the comprehensive review of the Company’s real estate rent agreements

          In fiscal 2009 and fiscal 2008, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services to be provided by E&Y as well as E&Y’s review of the Company’s real estate rent agreements. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service to be provided prior to commencement of the engagement. The Audit

Committee then makes an evaluation as to whether the provision of the proposed non-audit service by E&Y will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the committee has delegated to its chair, Mr. Oliver, the authority to approve such service on its behalf, provided that such action is reported to the committee at its next meeting.

AUDIT COMMITTEE’S REPORT

          The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2009 with the Company’s management. The Audit Committee has discussed with E&Y, the Company’s independent public registered accountants, the matters required to be discussed by Statement on Auditing Standards No. 114 (Auditor’s Communication with Those Charged with Governance), as modified or supplemented.

          The Audit Committee has also received the written disclosures and the letter from E&Y required by Rule 3526 of the Public Company Accounting Oversight Board, and the Audit Committee has discussed the independence of E&Y with that firm.

          Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009 for filing with the SEC.

Audit Committee

Augustus K. Oliver, Chairperson
James W. Barge
Ramon C. Cortines
John L. Davies

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

          Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2010 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 16, 2010 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2010 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 30, 2010.

OTHER MATTERS

          The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden
Secretary

[This Page Intentionally Left Blank]

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 23, 2009

(The Solicitation of This Proxy is Made on Behalf of the Board of Directors)

The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 23, 2009, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION
CLASS A STOCK PROXY

Annual Meeting of Stockholders, September 23, 2009

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Class A Stock will be voted FOR THE ELECTION OF DIRECTORS.

The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:

1.	Upon the election of: Richard Robinson, Ramon C. Cortines, John L. Davies, Andrew S. Hedden, Mae C. Jemison, Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding.

FOR:__________ WITHHOLD __________

2.	In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please mark your vote as indicated in this example X

Stockholder Name (please print)

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 23, 2009

Please Complete and Return
(The Solicitation of This Proxy is Made on Behalf of the Board of Directors)

     The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and evocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 23, 2009 at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present.

     If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on July 31, 2009 by completing the reverse side of this card and returning it by September 18, 2009.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

(Continued and to be marked, dated and signed, on the other side)

BNY Mellon Shareowner Services P.O. Box 3550 South Hackensack, NJ 07606-9250

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR
TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern
Time the day prior to annual meeting day.

INTERNET http://www.proxyvoting.com/schl	OR	TELEPHONE 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

     If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the internet availability of proxy materials for the Annual Meeting of shareholders. The proxy statement and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/schl

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Common Stock will be voted FOR PROPOSAL 1.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE

1. Proposal to elect	FOR	WITHHOLD	*EXCEPTIONS	2.	In their discretion the proxies will vote upon such other matters as may be properly come before the meeting and as may properly be voted upon by the holders of Common Stock.

01 James W. Barge, and
02 John G. McDonald as directors:

To withhold authority to vote for any individual nominee mark the “Exceptions” box above, and write that nominee’s name in the space provided below.

*Exceptions:______________

Signature	Signature	Date
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲